       As filed with the Securities and Exchange Commission on June 12, 2000
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               _________________

                               BLOCKBUSTER INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                       52-1655102
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification  No.)

                               1201 Elm Street
                             Dallas, Texas 75270
         (Address of principal executive offices, including zip code)

                               ____________________

                          BLOCKBUSTER INVESTMENT PLAN
                           (Full title of the plan)

                                Edward B. Stead
                           Executive Vice President,
                         General Counsel and Secretary
                               Blockbuster Inc.
                                1201 Elm Street
                             Dallas, Texas 75270
                                (214) 854-3000
           (Name, address and telephone number of agent for service)

                                   copy to:

                             Christine A. Hathaway
                            Vinson & Elkins L.L.P.
                         2001 Ross Avenue, Suite 3700
                           Dallas, Texas 75201-2975
                                (214) 220-7700

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                           Proposed             Proposed
      Title of securities            Amount to be      maximum offering     maximum aggregate      Amount of
      to be registered (1)          registered (2)    price per share (3)  offering price (3)  registration fee
-------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par
value per share.................   1,000,000 shares        $9.75               $9,750,000           $2,574
-------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Blockbuster Investment Plan.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the New York Stock Exchange Composite Tape on June 7, 2000.

===============================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Blockbuster Inc. (the "Registrant") will send or give to all participants in the Blockbuster Investment Plan (the "Plan") the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 24, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed with the Commission on May 15, 2000; and

     (c) The description of the Registrant's Class A Common Stock, $0.01 par value per share, contained in the Registrant's Registration Statement on Form 8-A (No. 001-15153) filed with the Commission on July 13, 1999, including any amendments or reports filed for the purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings brought by a third party, whether civil, criminal, administrative or investigative; provided that such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Section 145 of the DGCL also permits indemnification against expenses (including attorneys' fees) in connection with actions brought by or in right of a corporation to procure a judgment in its favor if the standards of conduct required for third party actions are met, and either (1) such person has not been adjudged to be liable to the corporation, or (2) the Delaware Court of Chancery or other court in which the action or suit is brought determines that such person is fairly and reasonably entitled to be indemnified. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by the statute.

     As permitted by Section 102(b) of the DGCL, the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent currently permitted by the laws of the State of Delaware, as the same may be amended from time to time, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. In addition, the Registrant maintains liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated herein by reference.

     4.1  -    Amended and Restated Certificate of Incorporation of
               Blockbuster Inc. (1)

     4.2  -    Bylaws of Blockbuster Inc. (3)

     4.3  -   Specimen Class A Common Stock Certificate of Blockbuster Inc. (2)

     5.1  -   The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     23.1 -   Consent of PricewaterhouseCoopers LLP. (4)

     24.1 -   Powers of Attorney (included in the signature page hereto). (4)

     99.1 -   Blockbuster Investment Plan. (4)

__________________

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (333-77899) and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and incorporated herein by reference.
(4)  Filed herewith.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the 1933 Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of June, 2000.

                                   BLOCKBUSTER INC.

                                   By: /s/ John F. Antioco
                                       ---------------------------------------
                                        John F. Antioco
                                        Chairman of the Board, President and
                                        Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John F. Antioco, Larry J. Zine, and Edward B. Stead and each of them severally his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all instruments and other documents required to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, hereby ratifying and confirming all that any of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                Capacity                         Date
          ---------                                --------                         ----
/s/ John F. Antioco
---------------------------          Chairman of the Board, President and      June 12, 2000
John F. Antioco                      Chief Executive Officer (Principal
                                     Executive Officer)
/s/ Larry J. Zine
---------------------------          Executive Vice President and Chief        June 12, 2000
Larry J. Zine                        Financial Officer (Principal
                                     Financial and Accounting Officer)
/s/ Philippe P. Dauman
---------------------------          Director                                  June 12, 2000
Philippe P. Dauman

/s/ Thomas E. Dooley
---------------------------          Director                                  June 12, 2000
Thomas E. Dooley

/s/ Linda Griego
---------------------------          Director                                  June 12, 2000
Linda Griego

/s/ John L. Muething
---------------------------          Director                                  June 12, 2000
John L. Muething

/s/ Sumner M. Redstone
---------------------------          Director                                  June 12, 2000
Sumner M. Redstone

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of June, 2000.



                                       BLOCKBUSTER INVESTMENT PLAN

                                       By:    /s/ WILLIAM A. ROSKIN
                                              ----------------------------------
                                       Name:  William A. Roskin
                                       Title: Senior Vice President,
                                              Human Resources and Administration
                                              Viacom Inc.

                               INDEX TO EXHIBITS


Exhibit
Number                          Description
-----                           -----------

4.1       -    Amended and Restated Certificate of Incorporation of Blockbuster
               Inc. (1)

4.2       -    Bylaws of Blockbuster Inc.  (3)

4.3       -    Specimen Class A Common Stock Certificate of Blockbuster Inc. (2)

5.1       -    The Registrant will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1      -    Consent of PricewaterhouseCoopers LLP.  (4)

24.1      -    Powers of Attorney (included in the signature page hereto). (4)

99.1      -    Blockbuster Investment Plan.  (4)

___________________


(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (333-77899) and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and incorporated herein by reference.
(4)  Filed herewith.